UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2019

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01    Other Events.

On December 4, 2019 Emergent Capital, Inc. (“Emergent”) and certain of its subsidiaries (together with Emergent, the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Sun Life Assurance Company of Canada (“Sun Life”) and Wilmington Trust, N.A. as securities intermediary (“Wilmington Trust”). The Settlement Agreement relates to Sun Life Assurance Company of Canada v. Imperial Holdings, Inc., et al., Case No. 13-cv-80385 BRANNON (consolidated with Case No. 13-cv-80730) (S.D. Florida) (the “Legal Action”), which has been ongoing since 2013.

Pursuant to the Settlement Agreement, (i) thirty life insurance policies issued by Sun Life and held by the Company, primarily by White Eagle Asset Portfolio, L.P. (“White Eagle”), were canceled in exchange for a lump sum payment from Sun Life $36,100,000, (ii) the Legal Action will be dismissed with prejudice, (iii) Sun Life agreed not to challenge the validity of or to seek to deny coverage (other than for non-payment of premiums) for certain life insurance policies issued by it and held by White Eagle that were specifically excluded from the settlement or have already matured, and (iv) Sun Life released all claims against the Company and Wilmington Trust, and the Company and Wilmington Trust released all claims against Sun Life.

In order to effectuate the settlement, a portion the proceeds under the Settlement Agreement was used to repurchase the policies from White Eagle. Any remaining proceeds were allocated in accordance with the requirements of the Amended and Restated Limited Partnership Agreement of White Eagle.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 6, 2019

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer